UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
May 11, 2017
CAMPBELL SOUP COMPANY

New Jersey	1-3822	21-0419870
State of Incorporation	Commission File Number	I.R.S. Employer Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 11, 2017, Campbell Soup Company (“Campbell”) appointed Stanley Polomski, age 52, to the role of Campbell’s principal accounting officer, effective as of June 1, 2017. Mr. Polomski is currently Campbell’s Vice President, Finance - Americas Simple Meals and Beverages, and will assume the role of Vice President and Controller, effective as of June 1, 2017. Mr. Polomski will replace William J. O’Shea, who currently serves as Vice President and Controller and principal accounting officer and whose June 1, 2017 retirement was previously reported on a Form 8-K filed by Campbell on February 9, 2017. Mr. Polomski will report to Anthony P. DiSilvestro, Campbell’s Senior Vice President and Chief Financial Officer.

Mr. Polomski has served as Vice President, Finance - Americas Simple Meals and Beverages since January 2015. Mr. Polomski first joined Campbell in 2007 and served in a number of executive and/or managerial positions. In January 2010, he was named Vice President - Finance, Supply Chain, Campbell North America, and went on to be named Vice President - Finance, U.S. Retail in August 2013. From October 2013 until March 2014, he served as Senior Vice President - Finance for Hillshire Brands, a consumer goods company. Mr. Polomski returned to Campbell in March 2014 as Vice President, Finance - Campbell North America, until assuming his current role in January 2015.

Mr. Polomski did not receive any additional compensation for his appointment as Campbell’s principal accounting officer. Mr. Polomski’s base salary and compensation targets under Campbell’s Annual Incentive Plan and Campbell’s Long-Term Incentive Plan are consistent with those of other Campbell executives at his level.

No family relationships exist between Mr. Polomski and any Campbell director, executive officer or person nominated or chosen by Campbell to become a director or executive officer, and there are no transactions which would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: May 11, 2017	By:	/s/ Charles A. Brawley, III
Charles A. Brawley, III
Vice President, Corporate Secretary and Associate General Counsel